UNITED STATES

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Great Basin Scientific, Inc.

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Great Basin Scientific Receives Delisting Warning from Nasdaq

Warning Related to $1 Minimum Bid Price Rule

Salt Lake City, September 6, 2016 - Great Basin Scientific, Inc. (Nasdaq:GBSN), a molecular diagnostics company, announced today that it received a delisting warning from Nasdaq after 30 consecutive days of its common stock trading below the $1 minimum bid price, making it non-compliant with Nasdaq Listing Rule 5550(a)(2). The Company will have until February 27, 2017 to regain compliance by maintaining a minimum bid price of $1 for a minimum 10 consecutive days at any time within the next 180 days.

Great Basin Scientific has already taken definitive steps to comply with the Listing Rule, in that it is seeking shareholder approval for a reverse stock split during the Annual Meeting of Stockholders being held Monday, September 12, 2016. While Company management is confident it can meet Nasdaq compliance and continue trading its common stock on the Nasdaq Capital Market, there can be no assurances that it will be able to do so.

Additional information regarding the Company's reverse stock split is available in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on August 22, 2016. This press release is not a solicitation of proxies for the Annual Meeting being held on Monday, September 12, 2016. Shareholders are encouraged to review the proxy statement and additional materials related thereto, including the 2016 Annual Report to Shareholders on Form 10-K, which have previously been mailed to shareholders, prior to voting on the matters before the shareholders at the Annual Meeting. These materials are also available at are available at http://materials.proxyvote.com/39013L.

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company's vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the Company's website at www.gbscience.com.

Forward-Looking Statements

This press release includes forward-looking statement regarding events, trends and business prospects, which may affect our future operating results and financial position, including but not limited to statements regarding the Annual Meeting of Shareholders and the Reverse Stock Split to be voted on at the Annual Meeting, and the Company’s ability to regaining compliance with NASDAQ listing standards including the minimum bid price requirements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risk and uncertainties include, but are not limited to: (i) our limited operating history and history of losses; (ii) our ability to develop and commercialize new products and the timing of commercialization; (iii) our ability to obtain capital when needed; and (iv) other risks set forth in the Company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.  These forward-looking statements speak only as of the date hereof, and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

Investor Relations Contact:

Betsy Hartman

Great Basin Scientific

385.215.3372

ir@gbscience.com

Media Contact:

Nirav Suchak

ICR

646.277.1257

Nirav.Suchak@icrinc.com

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